Imation Corp. 2011 Stock Incentive Plan

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) effective as of «GrantDt» is between Imation Corp., a Delaware corporation (the “Company”), and «Name», a non-employee Director of the Company (the “Participant”), pursuant to and subject to the terms and conditions of the Imation Corp. 2011 Stock Incentive Plan (the “Plan”).

The Company desires to award to the Participant restricted stock units, subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms and conditions of an award of restricted stock unit granted to the Participant under the Plan.

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

Section 1.    Award of Restricted Stock Unit.

Effective «GrantDt» (the “Effective Date”), the Company granted to the Participant a award of restricted stock units for «Restricted Stock Units» («NbrRestricted Stock Units») Restricted Stock Units (the “Restricted Stock Units”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), representing the right to receive a cash payment in an amount equal to the Fair Market Value of the Restricted Stock Units on vesting, subject to the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Restricted Stock Unit Award”).

Section 2.    Rights with Respect to the Restricted Stock Units. The Restricted Stock Units granted pursuant to this Agreement are not Restricted Stock Units of Common Stock and do not and shall not give the Participant any of the rights of a stockholder of Common Stock of the Company, including the right to vote and the right to receive dividends. The Restricted Stock Units shall be nontransferable and subject to a risk of forfeiture to the Company at all times prior to the dates on which such Restricted Stock Units become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 3 of this Agreement.

Section 3.    Vesting; Forfeiture.

(a)    Vesting. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Sections 3(c) and 3(d) hereof, the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on the first anniversary of the Effective Date if the Participant serves continuously on the Board of Directors of the Company until such vesting date.

(b)    Forfeiture. Except as otherwise provided in Sections 3(c) and 3(d) hereof, if the Participant ceases to serve on the Board of Directors of the Company for any reason prior to the vesting of the Restricted Stock Units pursuant to Section 3(a) hereof, Participant’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited.

(c)    Change in Control. Notwithstanding the vesting and forfeiture provisions contained in Sections 3(a) and 3(b) hereof, but subject to the other terms and conditions set forth in this Agreement, in the event of a Change in Control, the Participant shall become immediately vested in all of the Restricted Stock Units, and the restrictions with respect to the Restricted Stock Units shall lapse, as of the date of the Change in Control. In the event that the provisions of this Section 3(c) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code. Any tax gross-up payment under this Section 3(c) shall comply with the requirements of Treas. Reg. Sec. 1.409A–3(i)(1)(v).

(d)    Early Vesting. Notwithstanding the vesting and forfeiture provisions contained in Sections 3(a) and 3(b) hereof, the participant shall become immediately vested in all of the Restricted Stock Units, and the restrictions with respect to the Restricted Stock Units shall lapse, upon the Participant’s death, Disability or Retirement.

Section 4.    Restrictions on Transfer. Until the Restricted Stock Units vest pursuant to Section 3 hereof, neither the Restricted Stock Units, nor any right with respect to the Restricted Stock Units under this Agreement, may be sold, assigned, transferred, pledged, hypothecated (by operation of law or otherwise) or otherwise conveyed or encumbered and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other conveyance or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

Section 5.    Payment of Restricted Stock Units. No cash shall be paid to the Participant prior to the date the Restricted Stock Units vest in accordance with the terms and conditions of this Agreement. After a Restricted Stock Unit vests pursuant to Section 3 hereof, the Company shall promptly make a payment to the Participant in an amount equal to the Fair Market Value of one share of Common Stock on the vesting date for each vested Restricted Stock Unit.

Section 6.    Distributions and Adjustments; Taxes. If any Restricted Stock Units vest subsequent to any change in the number or character of the Common Stock of the Company through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and type of such Restricted Stock Units.

The Participant acknowledges that the Participant will consult with the Participant’s personal tax adviser regarding the income tax consequences of the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

Section 7.    Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:

(a)    “Change in Control” means any one of the following events:

(i)    the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or an Affiliate of the Company, or any employee benefit plan of the Company or an Affiliate of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or

(ii)    individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or

(iii)    the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more Affiliates) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or

(iv)    approval by the stockholders of the dissolution of the Company.

(b)    “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.

(c)    “Retirement” means retirement under the Imation Corp. Board Retirement Policy or under such other circumstances determined to be retirement by the Committee in its sole discretion.

Section 8.    Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

Section 9.    Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Participant confirms that the Participant has received a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award subject to all the terms and provisions of the Plan.

Section 10.    No Rights to Continue Board Service. Nothing herein shall be construed as giving the Participant the right to continue to serve on the Board of Directors of the Company.

Section 11.    Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

Section 12.    Modification.     No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Restricted Stock Award may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.

Section 13.    Restricted Stock Units Subject to Agreement. The Restricted Stock Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the Restricted Stock Units. The Company shall not be required to deliver any Restricted Stock Units until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied.

Section 14.    Severability. In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Restricted Stock Units, and the remainder of the Plan or this Agreement shall remain in full force and effect.

Section 15.    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

Section 16.    Participant’s Acknowledgments. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.

Section 17.    Parties Bound. The terms, provisions and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company and the Participant or until such Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.
The Company has caused this Agreement to be signed (which may be by electronic signature) and delivered and the Participant has caused this Agreement to be accepted (which may be by electronic acceptance) as of the date set forth above.

IMATION CORP.

By:
Name:
Title

Participant

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